UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

BENEFIT STREET PARTNERS REALTY TRUST, INC.

(Name of Registrant as Specified in Its Charter)

 (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

Audio Transcript

The following is a transcript of a voicemail message from Chairman and Chief Executive Officer of Benefit Street Partners Realty Trust, Inc. (the “Company” or “BSP Realty Trust”), Richard Byrne, to certain shareholders of the Company. The transcript is available on the Company’s website at www.bsprealtytrust.com.

Hi, this is Rich Byrne. I am Chairman and CEO of Benefit Street Partners Realty Trust. I am calling about our annual meeting that is being held on May 31st. You should have received proxy information related to the meeting over the past few days. That package included instructions on how you can easily vote your shares by mail, over the phone, or online.

As one of our top BSP Realty Trust shareholders, we need your participation. Since taking over as advisor for the Company in September of last year, we have been very busy working to increase cash flows to best position BSP Realty Trust for a successful liquidity event.

It is important to us to get all the votes tabulated in a timely manner, so that we can continue our work on maximizing the value of the Company. You can vote now by pressing “1” at any time to be connected with a proxy specialist. If this message was recorded on your voicemail, please call (855) 601-2252, to vote your shares.

Thank you for your time and thank you for your vote.

Forward-Looking Statements

The statements in this communication include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of the Company’s most recent annual report on Form 10-K and in the Risk Factors section of the Company’s most recent quarterly report on Form 10-Q. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.